Exhibit 23.2

Assure CPA

Committed to Quality

Assure CPA, LLC
7307 N. Division, Suite 222
Spokane, WA 99208

Main | 509.535.3503
Fax | 509.535.9391

www.assure.cpa

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of McEwen Mining Inc. of our report dated December 29, 2023 relating to the financial statements that appear in Timberline Resources Corporation’s Annual Report on Form 10-K for the year ended September 30, 2023, as amended. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Assure CPA LLC
Spokane, Washington
May 22, 2024